Exhibit Index

Exhibit #     Description of Exhibit
---------    --------------------------------------------------------------
  (4)        $300,000,000 credit agreement dated as of May 12, 2000 among
               LA-Z-BOY INCORPORATED, the banks listed therein, COMERICA BANK, as Syndication Agent, SUNTRUST BANK, as Documentation Agent
               and WACHOVIA BANK, N.A., as Administrative Agent.

  (23)       Consent of PricewaterhouseCoopers LLP

  (27)       Financial Data Schedule (EDGAR only)






                                  $300,000,000

                                CREDIT AGREEMENT

                                   dated as of

                                  May 12, 2000

                                      among

                              LA-Z-BOY INCORPORATED

                             The Banks Listed Herein

                       COMERICA BANK, as Syndication Agent

                      SUNTRUST BANK, as Documentation Agent

                                       and

                              WACHOVIA BANK, N.A.,
                             as Administrative Agent

--------------------------------------------------------------------------------



                           WACHOVIA SECURITIES, INC.,
                                  Lead Arranger





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                                TABLE OF CONTENTS

                                                                          Page


                                  ARTICLE I. 1


                                  DEFINITIONS 1

SECTION 1.01.  Definitions. ............................................................1
SECTION 1.02.  Accounting Terms and Determinations. ...................................14
SECTION 1.03.  Use of Defined Terms. ..................................................14
SECTION 1.04.  Terminology.............................................................14
SECTION 1.05.  References..............................................................14

                           ARTICLE II. 14


                           THE CREDITS 14

SECTION 2.01.  Commitments to Make Syndicated Loans....................................14
SECTION 2.02.  Method of Borrowing Syndicated Loans....................................15
SECTION 2.03.  Money Market Loans......................................................16
SECTION 2.04.  Notes...................................................................19
SECTION 2.05.  Maturity of Loans.......................................................20
SECTION 2.06.  Interest Rates..........................................................20
SECTION 2.07.  Fees....................................................................22
SECTION 2.08.  Optional Termination or Reduction of Commitments........................25
SECTION 2.09.  Mandatory Reduction and Termination of Commitments......................25
SECTION 2.10.  Optional Prepayments....................................................25
SECTION 2.11.  Mandatory Prepayments...................................................26
SECTION 2.12.  General Provisions as to Payments.......................................26
SECTION 2.13.  Computation of Interest and Fees........................................28

                           ARTICLE III. 28


                            CONDITIONS 28

SECTION 3.01.  Conditions to First Borrowing...........................................28
SECTION 3.02.  Conditions to All Borrowings............................................30

                           ARTICLE IV. 31


                  REPRESENTATIONS AND WARRANTIES 31

SECTION 4.01.  Corporate Existence and Power...........................................31
SECTION 4.02.  Corporate and Governmental Authorization; No Contravention..............31
SECTION 4.03.  Binding Effect..........................................................31
SECTION 4.04.  Financial Information...................................................31
SECTION 4.05.  Litigation..............................................................31
SECTION 4.06.  Compliance with ERISA...................................................32
SECTION 4.07.  Taxes...................................................................32
SECTION 4.08.  Subsidiaries............................................................32
SECTION 4.09.  Not an Investment Company...............................................32
SECTION 4.10.  Public Utility Holding Company Act......................................32
SECTION 4.11.  Ownership of Property; Liens............................................32
SECTION 4.12.  No Default..............................................................33
SECTION 4.13.  Full Disclosure.........................................................33
SECTION 4.14.  Environmental Matters...................................................33
SECTION 4.15.  Compliance with Laws....................................................33
SECTION 4.16.  Capital Stock...........................................................33
SECTION 4.17.  Margin Stock............................................................34
SECTION 4.18.  Insolvency..............................................................34
SECTION 4.19.  Insurance...............................................................34

                            ARTICLE V. 34


                            COVENANTS 34

SECTION 5.01.  Information.............................................................34
SECTION 5.02.  Inspection of Property, Books and Records...............................35
SECTION 5.03.  Restricted Payments.....................................................36
SECTION 5.04.  Loans or Advances.......................................................36
SECTION 5.05.  Investments.............................................................36
SECTION 5.06.  Negative Pledge.........................................................36
SECTION 5.07.  Maintenance of Existence................................................37
SECTION 5.08.  Dissolution.............................................................38
SECTION 5.09.  Consolidation, Mergers and Sales of Assets..............................38
SECTION 5.10.  Use of Proceeds.........................................................38
SECTION 5.11.  Compliance with Laws; Payment of Taxes..................................38
SECTION 5.12.  Insurance...............................................................39
SECTION 5.13.  Change in Fiscal Year...................................................39
SECTION 5.14.  Maintenance of Property.................................................39
SECTION 5.15.  Environmental Notices...................................................39
SECTION 5.16.  Environmental Matters...................................................39
SECTION 5.17.  Environmental Release...................................................39
SECTION 5.18.  Transactions with Affiliates............................................39
SECTION 5.19.  Ratio of Consolidated Total Funded Debt to Consolidated Total Capital...40
SECTION 5.20.  Fixed Charge Coverage Ratio.............................................40
SECTION 5.21.  Significant Subsidiaries................................................40
SECTION 5.22.  Limitation on Priority Debt.............................................41
SECTION 5.23.  Permitted Securitization................................................41
SECTION 5.24.  No Restriction on Subsidiary Dividends..................................41

                           ARTICLE VI. 41


                             DEFAULTS 41

SECTION 6.01.  Events of Default.......................................................41
SECTION 6.02.  Notice of Default.......................................................44

                           ARTICLE VII. 44


                     THE ADMINISTRATIVE AGENT 44

SECTION 7.01.  Appointment, Powers and Immunities......................................44
SECTION 7.02.  Reliance by Administrative Agent........................................45
SECTION 7.03.  Defaults................................................................45
SECTION 7.04.  Rights of Administrative Agent and its Affiliates as a Bank.............45
SECTION 7.05.  Indemnification.........................................................45
SECTION 7.06.  CONSEQUENTIAL DAMAGES...................................................46
SECTION 7.07.  Payee of Note Treated as Owner..........................................46
SECTION 7.08.  Non-Reliance on Administrative Agent and Other Banks....................46
SECTION 7.09.  Failure to Act..........................................................46
SECTION 7.10.  Resignation or Removal of Administrative Agent..........................47

                          ARTICLE VIII. 47


               CHANGE IN CIRCUMSTANCES; COMPENSATION 47

SECTION 8.01.  Basis for Determining Interest Rate Inadequate or Unfair................47
SECTION 8.02.  Illegality..............................................................47
SECTION 8.03.  Increased Cost and Reduced Return.......................................48
SECTION 8.04.  Base Rate Loans Substituted for Euro-Dollar Loans.......................49
SECTION 8.05.  Compensation............................................................50

                           ARTICLE IX. 50


                          MISCELLANEOUS 50

SECTION 9.01.  Notices.................................................................50
SECTION 9.02.  No Waivers..............................................................51
SECTION 9.03.  Expenses; Documentary Taxes; Indemnification............................51
SECTION 9.04.  Setoffs; Sharing of Set-Offs............................................52
SECTION 9.05.  Amendments and Waivers..................................................52
SECTION 9.06.  Margin Stock Collateral.................................................53
SECTION 9.07.  Successors and Assigns..................................................53
SECTION 9.08.  Confidentiality.........................................................55
SECTION 9.09.  Representation by Banks.................................................55
SECTION 9.10.  Obligations Several.....................................................56
SECTION 9.11.  Survival of Certain Obligations.........................................56
SECTION 9.12.  Georgia Law.............................................................56
SECTION 9.13.  Severability............................................................56
SECTION 9.14.  Interest................................................................56
SECTION 9.15.  Interpretation..........................................................56
SECTION 9.16.  Consent to Jurisdiction.................................................56
SECTION 9.17.  Designation.............................................................57
SECTION 9.18.  Counterparts............................................................57




                                CREDIT AGREEMENT

         AGREEMENT dated as of May 12, 2000, among LA-Z-BOY INCORPORATED, the BANKS listed on the signature pages hereof, COMERICA BANK, as Syndication Agent, SUNTRUST BANK, as Documentation Agent, and WACHOVIA BANK, N.A., as Administrative Agent.

         The parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

SECTION 1.01 Definitions. The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

         "Acquisition" means any transaction pursuant to which the Borrower or any of its Subsidiaries directly or indirectly, in its own name or by or through a nominee or an agent (a) acquires from any Person other than a Wholly Owned Subsidiary equity Securities (or warrants, options or other rights to acquire such Securities) of any Person other than the Borrower or any Person which is not then a Subsidiary of the Borrower, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or (b) makes any Person (other than a Wholly Owned Subsidiary) a Subsidiary of the Borrower, or causes any Person (other than a Wholly Owned Subsidiary) to be merged into the Borrower or any of its Subsidiaries, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such Person's then outstanding Securities, in exchange for such Securities, of cash or Securities of the Borrower or any of its Subsidiaries, or a combination thereof, or (c) purchases from any Person other than a Wholly Owned Subsidiary all or substantially all of the business or assets of any Person; provided that, notwithstanding the foregoing, the formation and capitalization of a Wholly Owned Subsidiary shall not constitute an Acquisition.

         "Adjusted London Interbank Offered Rate" has the meaning set forth in
Section 2.06(c).

         "Administrative Agent" means Wachovia Bank, N.A., a national banking association organized under the laws of the United States of America, in its capacity as administrative agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

         "Administrative Agent's Letter Agreement" means that certain letter agreement, dated as of December 14, 1999, among the Borrower, the Administrative Agent and the Lead Arranger relating to certain fees from time to time payable by the Borrower to the Administrative Agent and the Lead Arranger, together with all amendments and modifications thereto.

         "Affiliate" of any Person means (i) any other Person which directly, or indirectly through one or more intermediaries, controls such Person, (ii) any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person, or (iii) any other Person of which such Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" means this Credit Agreement, together with all amendments and supplements hereto.

         "Applicable Facility Fee Rate" has the meaning set forth in Section 2.07(a).

         "Applicable Margin" has the meaning set forth in Section 2.06(a).

         "Applicable Utilization Fee Rate" has the meaning set forth in Section 2.07(b).

         "Assignee" has the meaning set forth in Section 9.07(c).

         "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.07(c) in the form attached hereto as Exhibit I.

         "Authority" has the meaning set forth in Section 8.02.

         "Bank" means each bank listed on the signature pages hereof as having a Commitment, and its successors and assigns.

         "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, and (ii) one-half of one percent above the Federal Funds Rate for such day. For purposes of determining the Base Rate for any day, changes in the Prime Rate and the Federal Funds Rate shall be effective on the date of each such change.

         "Base Rate Loan" means a Loan which bears or is to bear interest at a rate based upon the Base Rate.

         "Borrower" means La-Z-Boy Incorporated, a Michigan corporation, and its successors and permitted assigns.

         "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower at the same time by, in the case of a Syndicated Borrowing, the Banks, or, in the case of a Money Market Borrowing, one or more of the Banks, in each case pursuant to Article II. A Borrowing is a "Syndicated Borrowing" if such Loans are Syndicated Loans or a "Money Market Borrowing" if such Loans are Money Market Loans. A Borrowing is a "Base Rate Borrowing" if such Loans are Base Rate Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans.

         "Capitalized Lease" shall mean any lease of property (real, personal or mixed) the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles or for which the amount of the asset and liability thereunder as so capitalized should be disclosed in a note to such balance sheet.

         "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss.9601 et seq. and its implementing regulations and amendments.

         "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Information System established pursuant to CERCLA.

         "Change of Law" shall have the meaning set forth in Section 8.02.

         "Closing Certificate" has the meaning set forth in Section 3.01(e).

         "Closing Date" means May 12, 2000.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code. Any reference to any provision of the Code shall also be deemed to be a reference to any successor provision or provisions thereof.

         "Commitment" means, with respect to each Bank, (i) the amount set forth opposite the name of such Bank on the signature pages hereof, or (ii) as to any Bank which enters into an Assignment and Acceptance (whether as transferor Bank or as Assignee thereunder), the amount of such Bank's Commitment after giving effect to such Assignment and Acceptance, in each case as such amount may be reduced from time to time pursuant to Sections 2.08 and 2.09.

         "Consolidated Fixed Charges" means for any period the sum of (a) Consolidated Interest Expense for such period and (b) all payment obligations of the Borrower and its Consolidated Subsidiaries for such period under all operating leases and rental agreements (which payment obligations shall be deemed to include, without duplication, the payment obligations of any Person for such period under any operating lease or rental agreement Guaranteed by the Borrower or any Consolidated Subsidiary).

         "Consolidated Interest Expense" means for any period (and without duplication) the sum of (i) the amount of interest paid or accrued by the Borrower and its Consolidated Subsidiaries in respect of such period, (ii) all imputed interest, whether in the form of "yield", "discount" or similar item, that accrues during such period in respect of all Securitization Facility Attributed Debt, and (iii) all program expenses accrued or paid during such period under any Permitted Securitization.

         "Consolidated Net Income" means for any period the net income (or the net deficit if expenses and charges exceed revenues and other proper income credits) of the Borrower and its Consolidated Subsidiaries for such period taken as one accounting period, determined in accordance with GAAP.

         "Consolidated Net Worth" means, at any time, shareholders' equity of the Borrower and its Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Subsidiaries, prepared in accordance with GAAP.

         "Consolidated Operating Profits" means for any period the Operating Profits of the Borrower and its Consolidated Subsidiaries for such period.

         "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

         "Consolidated Tangible Net Worth" means, at any time, Consolidated Net Worth, less the sum of the value, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP, of

         (A) Any surplus resulting from any write-up of assets subsequent to April 24, 1999;

         (B) All assets which would be treated as intangible assets for balance sheet presentation purposes under GAAP, including without limitation goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense.

         (C) To the extent not included in (B) of this definition, any amount at which shares of capital stock of the Borrower appear as an asset on the balance sheet of the Borrower and its Consolidated Subsidiaries;

         (D) Loans or advances to stockholders, directors, officers or employees; and

         (E) To the extent not included in (B) of this definition, deferred expenses.

         "Consolidated Total Assets" means, at any time, the total assets of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP.

         "Consolidated Total Capital" means, at any time, the sum of (i) Consolidated Net Worth, and (ii) Consolidated Total Funded Debt.

         "Consolidated Total Funded Debt" means, at any time, the Debt of the Borrower and its Subsidiaries plus the Securitization Facility Attributable Debt at such time, determined on a consolidated basis as of such date.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code.

         "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases,
(v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation),
(vii) all obligations (absolute or contingent) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument with an expiration date more than one year from such date (but excluding herefrom the amount of any reimbursement obligation to the extent that the letter of credit to which it relates would be drawn on to pay Debt as defined in another clause of this definition), (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (ix) all Debt of others Guaranteed by such Person, (x) the principal portion of all obligations of such Person under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP, and (xi) all obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging agreements (valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement, if any).

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived in writing, become an Event of Default.

         "Default Rate" means, with respect to any Loan, on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Loans hereunder (irrespective of whether any such type of Loans are actually outstanding hereunder).

         "Designating Bank" has the meaning set forth in Section 9.17(a).

         "Dollars" or "$" means dollars in lawful currency of the United States of America.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia are authorized or required by law to close.

         "Domestic Significant Subsidiary" means any Significant Subsidiary that is organized under the laws of any state or territory of the United States of America.

         "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Subsidiary required by any Environmental Requirement.

         "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

         "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

         "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

         "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

         "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

         "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

         "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or any of their respective properties, including but not limited to any such requirement under CERCLA or similar state legislation.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

         "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

         "Euro-Dollar Loan" means a Loan which bears or is to bear interest at a rate based upon the London Interbank Offered Rate.

         "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.06(c).

         "Event of Default" has the meaning set forth in Section 6.01.

         "Existing Comerica Credit Agreement" means the Amended and Restated Revolving Credit and Bid Loan Agreement dated as of September 30, 1994 among Comerica Bank, as agent for the Banks party thereto, certain Banks from time to time party thereto, and the Borrower, as amended to the Closing Date.

         "Existing Wachovia Credit Agreement" means the Credit Agreement dated as of January 28, 2000 among the Borrower, Wachovia Bank, N.A., as Agent, and the Banks from time to time party thereto, as amended to the Closing Date.

         "Facility Fee Determination Date" has the meaning set forth in Section 2.07(a).

         "Facility Fee Payment Date" means each March 31, June 30, September 30 and December 31.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and
(ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Wachovia on such day on such transactions as determined by the Administrative Agent.

         "Fiscal Quarter" means any fiscal quarter of the Borrower.

         "Fiscal Year" means any fiscal year of the Borrower.

         "Foreign Significant Subsidiary" means any Significant Subsidiary which is not a Domestic Significant Subsidiary.

         "GAAP" means generally accepted accounting principles consistently applied.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guarantor" means each of the Domestic Significant Subsidiaries existing on the Closing Date and any other Subsidiary which shall become a party to the Guaranty at any time after the Closing Date.

         "Guaranty" means the Guaranty Agreement dated as of even date herewith executed by each Guarantor in favor of the Administrative Agent, substantially in the form attached hereto as Exhibit K, as modified, amended, supplemented or restated from time to time.

         "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, or in any applicable state or local law or regulation, (b) hazardous substances, as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation or (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

         "Income Available for Fixed Charges" means for any period the sum of
(a) Consolidated Net Income for such period, (b) Consolidated Interest Expense for such period, (c) income taxes of the Borrower and its Consolidated Subsidiaries for such period, and (d) all payment obligations of the Borrower and its Consolidated Subsidiaries for such period under all operating leases and rental agreements (which payment obligations shall be deemed to include, without duplication, the payment obligations of any Person for such period under any operating lease or rental agreement Guaranteed by the Borrower or any Consolidated Subsidiary).

         "Indemnity, Subrogation and Contribution Agreement" means the Indemnity, Subrogation and Contribution Agreement among the Borrower, the Guarantors and the Administrative Agent, substantially in the form attached hereto as Exhibit L, as modified, amended, supplemented or restated from time to time.

         "Interest Period" means:

         (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                  (a) any Interest Period (subject to clause (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

                  (c) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

         (2) with respect to each Money Market Borrowing, the period commencing on the date of such Borrowing and ending seven (7) to one hundred eighty (180) days thereafter, as the Borrower may indicate in the applicable Money Market Quote Request; provided that:

                  (a) any Interest Period (subject to clause (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

                  (b) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

         "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise (but excluding any amount in respect of Guarantees of Debt of La-Z-Boy gallery stores or of payment obligations of La-Z-Boy gallery stores under operating leases and rental agreements to the extent such amount is otherwise included within the definition of Debt or Consolidated Fixed Charges).

         "Lead Arranger" means Wachovia Securities, Inc. and its successors.

         "Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Administrative Agent.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purpose of this Agreement, a Person shall be deemed to own subject to a Lien any proceeds of a sale with recourse of accounts receivable, any asset leased under any "sale and lease back" or similar arrangement and any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan" means a Syndicated Loan or a Money Market Loan and "Loans" means Syndicated Loans or Money Market Loans, or any or all of them as the context shall require.

         "Loan Documents" means this Agreement, the Notes, the Guaranty, the Pledge Agreement, the Indemnity, Subrogation and Contribution Agreement, any other document evidencing, relating to or securing the Loans, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes or the Loans, as such documents and instruments may be amended or supplemented from time to time.

         "London Interbank Offered Rate" has the meaning set forth in Section 2.06(c).

         "Margin Stock" means "margin stock" as defined in Regulation T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

         "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or the Banks under the Loan Documents, or the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

         "Money Market Loan" means a Loan that bears or is to bear interest at a Money Market Rate.

         "Money Market Notes" means promissory notes of the Borrower, substantially in the form of Exhibit B hereto, evidencing the obligation of the Borrower to repay the Money Market Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto and "Money Market Note" means any one of such Money Market Notes.

         "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03(c).

         "Money Market Quote Request" has the meaning set forth in Section 2.03(b).

         "Money Market Rate" has the meaning set forth in Section
2.03(c)(ii)(C).

         "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

         "Notes" means any or all of the Syndicated Notes and the Money Market Notes and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified, amended, supplemented, restated, extended, consolidated, renewed or replaced and in effect from time to time.

         "Notice of Borrowing" has the meaning set forth in Section 2.02.

         "Officer's Certificate" has the meaning set forth in Section 3.01(f).

         "Operating Profits" means, as applied to any Person for any period, the operating income of such Person for such period, as determined in accordance with GAAP.

         "Participant" has the meaning set forth in Section 9.07(b).

         "Participating Subsidiary" means any Subsidiary of the Borrower that is a participant in a Permitted Securitization.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Acquisition" means any Acquisition (a) which is of a Person engaged in the same or similar line or lines of business as the Borrower or any of its Subsidiaries, (b) which has been approved by the Board of Directors of the Person to be acquired in connection with such Acquisition, and (c) as to which the Borrower has delivered to the Banks a certificate of the chief financial officer or the chief accounting officer of the Borrower certifying (and, in the case of Sections 5.19 and 5.20, including calculations evidencing) pro-forma compliance with the terms of this Agreement after giving effect to such Acquisition.

         "Permitted Securitization" mean any financing program providing for the sale or transfer of Securitization Assets by the Borrower and its Participating Subsidiaries, in transactions purporting to be sales (and treated as sales for GAAP purposes), to one or more limited purpose financing companies, special purpose entities and/or financial institutions (whether acting as agent, trustee or individually), in each case, on a limited recourse basis as to the Borrower and the Participating Subsidiaries.

         "Person" means an individual, a corporation, a limited liability company, a partnership (including without limitation, a joint venture), an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

         "Pledge Agreement" means the Pledge Agreement dated as of even date herewith executed by the Borrower for the benefit of the Administrative Agent, substantially in the form attached hereto as Exhibit M, as modified, amended, supplemented or restated from time to time.

         "Pledged Shares" means the shares of stock of Subsidiaries pledged to the Administrative Agent, pursuant to and as such shares are identified in the Pledge Agreement.

         "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

         "Priority Debt" means (a) any Debt of the Borrower or any Subsidiary secured by a Lien permitted pursuant to Section 5.06(1) and (b) any Debt of any Subsidiary which is not a Guarantor; provided, however, that Priority Debt shall not include any Debt owed by any Subsidiary to the Borrower or any Guarantor.

         "Properties" means all real property owned, leased or otherwise used or occupied by the Borrower or any Subsidiary, wherever located.

         "Rate Determination Date" has the meaning set forth in Section 2.06(a).

         "Receivables Subsidiary" means a special purpose, bankruptcy remote Wholly Owned Subsidiary of the Borrower which may be formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, sale and financing of Securitization Assets in connection with and pursuant to a Permitted Securitization.

         "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either
(i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or
(ii) redeemable at the option of the holder thereof.

         "Rentals" with respect to any Person shall mean and include all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by such Person, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by such person (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges.

         "Required Banks" means at any time Banks having at least 51% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Banks holding at least 51% of the aggregate outstanding principal amount of the Notes.

         "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock (except shares acquired upon the conversion thereof into other shares of its capital stock) or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock.

         "Securitization Assets" means all accounts receivable, general intangibles, instruments, documents, chattel paper and investment property (whether now existing or arising in the future) of the Borrower or any of its Subsidiaries which are sold or transferred pursuant to a Permitted Securitization, and any assets related thereto, including without limitation (i) all collateral given by any of the foregoing, (ii) all contracts and all guarantees (but not by the Borrower or any of its Subsidiaries) or other obligations directly related to any of the foregoing, (iii) other related assets including those set forth in the Securitization Documents, and (iv) proceeds of all of the foregoing.

         "Securitization Documents" shall mean all documentation relating to any Permitted Securitization.

         "Securitization Facility Attributed Debt" at any time shall mean the aggregate net outstanding amount theretofore paid to the Receivables Subsidiary, the Borrower or Participating Subsidiaries (but without duplication) in respect of the Securitization Assets sold or transferred by it in connection with a Permitted Securitization (it being the intent of the parties that the amount of Securitization Facility Attributed Debt at any time outstanding approximate as closely as possible the principal amount of Debt which would be outstanding at such time under the Permitted Securitization if the same were structured as a secured lending agreement rather than a purchase agreement).

         "Security" has the meaning assigned to such term in Section 2(1) of the Securities Act of 1933, as amended.

         "Significant Subsidiary" means (i) on the Closing Date, each of the Subsidiaries listed on Schedule 1.01 hereto and (ii) on any date after the Closing Date, any Subsidiary of the Borrower which has either (i) Total Assets on the last day of the Fiscal Quarter most recently ended equal to or greater than 5% of Consolidated Total Assets on the last day of the Fiscal Quarter most recently ended, or (ii) Operating Profits for the period of 4 consecutive Fiscal Quarters most recently ended prior to such date equal to or greater than 5% of Consolidated Operating Profits for such period of 4 consecutive Fiscal Quarters.

         "SPV" has the meaning set forth in Section 9.17(a).

         "Stock" of any Person means any capital stock or other equity Security, of any classification, of such Person.

         "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

         "Syndicated Loan" means a Base Rate Loan or a Euro-Dollar Loan and "Syndicated Loans" means Base Rate Loans or Euro-Dollar Loans, or any or all of them, as the context shall require.

         "Syndicated Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Syndicated Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto and "Syndicated Note" means any one of such Syndicated Notes.

         "Taxes" has the meaning set forth in Section 2.12(c).

         "Termination Date" means May 12, 2005.

         "Third Parties" means all lessees, sublessees, licensees and other users of the properties of the Borrower and its Subsidiaries, excluding those users of such properties in the ordinary course of the Borrower's and its Subsidiaries' business and on a temporary basis.

         "Total Assets" of any Person means, at any time, the total assets of such Person, as set forth or reflected or as should be set forth or reflected on the most recent balance sheet of such Person, prepared in accordance with GAAP.

         "Transferee" has the meaning set forth in Section 9.07(d).

         "Unused Commitment" means at any date, with respect to any Bank, an amount equal to its Commitment less the aggregate outstanding principal amount of its Loans.

         "Utilization Fee Determination Date" has the meaning set forth in
Section 2.07(b).

         "Wachovia" means Wachovia Bank, N.A., a national banking association and its successors.

         "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

SECTION 1.02 Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in
GAAP) with the most recent audited consolidated financial statements of the Borrower and its Subsidiaries delivered to the Banks, unless with respect to any such change concurred in by the Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01 hereof, shall mean the financial statements referred to in Section 4.04).

SECTION 1.03 Use of Defined Terms. All terms defined in this Agreement shall have the same meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall otherwise require.

SECTION 1.04 Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

SECTION 1.05 References. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", and "Sections" are references to articles, exhibits, schedules and sections hereof.

                                  ARTICLE II.

                                   THE CREDITS

SECTION 2.01 Commitments to Make Syndicated Loans. Each Bank severally agrees, on the terms and conditions set forth herein, to make Syndicated Loans to the Borrower from time to time before the Termination Date; provided that, immediately after each such Syndicated Loan is made, the aggregate outstanding principal amount of Syndicated Loans by such Bank shall not exceed the amount of its Commitment, provided further that the aggregate principal amount of all Syndicated Loans, together with the aggregate principal amount of all Money Market Loans, at any one time outstanding shall not exceed the aggregate amount of the Commitments of all of the Banks at such time. Each Borrowing under this Section shall be in an aggregate principal amount (i) in the case of Euro-Dollar Loans, of $5,000,000 or any larger multiple of $1,000,000 and (ii) in the case of Base Rate Loans, of $1,000,000 or any larger multiple of $500,000 (except that any such Borrowing may be in the aggregate amount of the Unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.10, prepay Syndicated Loans and reborrow under this Section at any time before the Termination Date.

SECTION 2.02 Method of Borrowing Syndicated Loans.The Borrower shall give the Administrative Agent notice in the form attached hereto as Exhibit J (a "Notice of Borrowing") prior to 11:00 A.M. (Atlanta, Georgia time) on the Domestic Business Day of each Base Rate Borrowing and at least 3 Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

(i) the date of such Syndicated Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

(ii)     the aggregate amount of such Syndicated Borrowing,

(iii) whether the Syndicated Loans comprising such Syndicated Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and

(iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

(b) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Syndicated Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

(c) Not later than 1:00 P.M. (Atlanta, Georgia time) on the date of each Syndicated Borrowing, each Bank shall (except as provided in subsection (d) of this Section) make available its ratable share of such Syndicated Borrowing, in Federal or other funds immediately available in Atlanta, Georgia, to the Administrative Agent at its address referred to in or specified pursuant to
Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address. Unless the Administrative Agent receives notice from a Bank, at the Administrative Agent's address referred to in Section 9.01, no later than 4:00 P.M. (local time at such address) on the Domestic Business Day before the date of a Syndicated Borrowing stating that such Bank will not make a Syndicated Loan in connection with such Syndicated Borrowing, the Administrative Agent shall be entitled to assume that such Bank will make a Syndicated Loan in connection with such Syndicated Borrowing and, in reliance on such assumption, the Administrative Agent may (but shall not be obligated to) make available such Bank's ratable share of such Syndicated Borrowing to the Borrower for the account of such Bank. If the Administrative Agent makes such Bank's ratable share available to the Borrower and such Bank does not in fact make its ratable share of such Syndicated Borrowing available on such date, the Administrative Agent shall be entitled to recover such Bank's ratable share from such Bank or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Administrative Agent), together with interest thereon for each day during the period from the date of such Syndicated Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Administrative Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, provided that any such payment by the Borrower of such Bank's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Bank. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Syndicated Loan included in such Syndicated Borrowing for purposes of this Agreement.

(d) If any Bank makes a new Syndicated Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Syndicated Loan from such Bank, such Bank shall apply the proceeds of its new Syndicated Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Administrative Agent as provided in subsection (c) of this Section, or remitted by the Borrower to the Administrative Agent as provided in Section 2.12, as the case may be.

(e) Notwithstanding anything to the contrary contained in this Agreement, no Euro-Dollar Borrowing may be made if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived in writing.

(f) In the event that a Notice of Borrowing fails to specify whether the Syndicated Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Syndicated Loans shall be made as Base Rate Loans. If the Borrower is otherwise entitled under this Agreement to repay any Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing, and the Borrower fails to repay such Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Borrowing, a new Syndicated Borrowing shall be deemed to be made on the date such Loans mature in an amount equal to the principal amount of the Loans so maturing, and the Syndicated Loans comprising such new Syndicated Borrowing shall be Base Rate Loans.

(g) Notwithstanding anything to the contrary contained herein, there shall not be more than (8) different Interest Periods outstanding at the same time (for which purpose Interest Periods described in different numbered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous).

SECTION 2.03.     Money Market Loans.

(a) In addition to making Syndicated Borrowings, at any time the ratio of Consolidated Total Funded Debt to Consolidated Total Capital is less than 40% (determined in accordance with Section 2.06(a)), the Borrower may, as set forth in this Section, request the Banks to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section, provided that:

(i) there may be no more than eight (8) different Interest Periods for both Syndicated Loans and Money Market Loans outstanding at the same time (for which purpose Interest Periods described in different numbered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); and

(ii) the aggregate principal amount (A) of all Money Market Loans at any one time outstanding shall not exceed 50% of the aggregate amount of the Commitments of all of the Banks at such time, and (B) of all Money Market Loans, together with the aggregate principal amount of all Syndicated Loans, at any one time outstanding shall not exceed the aggregate amount of the Commitments of all of the Banks at such time.

(b) When the Borrower wishes to request offers to make Money Market Loans, it shall give the Administrative Agent (which shall promptly notify the Banks) notice substantially in the form of Exhibit E hereto (a "Money Market Quote Request") so as to be received no later than 11:00 A.M. (Atlanta, Georgia time) on the second (2nd) Domestic Business Day prior to the date of the Money Market Borrowing proposed therein (or such other time and date as the Borrower and the Administrative Agent, with the consent of the Required Banks, may agree), specifying:

(i) the proposed date of such Money Market Borrowing, which shall be a Domestic Business Day (the "Quotation Date");

(ii) the aggregate amount of such Money Market Borrowing, which shall be at least $5,000,000 (and in larger multiples of $1,000,000) but shall not cause the limits specified in Section 2.03(a) to be violated; and

(iii) the duration of the Interest Period applicable thereto, which shall be seven (7) to one hundred eighty (180) days.

         The Borrower may request offers to make Money Market Loans for up to three (3) different Interest Periods in a single Money Market Quote Request; provided that the request for each separate Interest Period shall be deemed to be a separate Money Market Quote Request for a separate Money Market Borrowing. Except as otherwise provided in the immediately preceding sentence, the Borrower shall not deliver a Money Market Quote Request more frequently than once every five (5) Domestic Business Days.



(c)

(i) Each Bank may, but shall have no obligation to, submit a Money Market Quote containing an offer to make a Money Market Loan in response to any Money Market Quote Request; provided that, if the Borrower's request under Section 2.03(b) specified more than one Interest Period, such Bank may, but shall have no obligation to, make a single submission containing a separate offer for each such Interest Period and each such separate offer shall be deemed to be a separate Money Market Quote. Each Money Market Quote must be submitted to the Administrative Agent not later than 10:00 A.M. (Atlanta, Georgia time) on the Quotation Date (or such other time and date as the Borrower and the Administrative Agent, with the consent of the Required Banks, may agree); provided that as long as Wachovia is the Administrative Agent any Money Market Quote submitted by Wachovia may be submitted, and may only be submitted, if Wachovia notifies the Borrower of the terms of the offer contained therein not later than 9:45 A.M. (Atlanta, Georgia time) on the Quotation Date. Subject to Section 6.01, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

(ii) Each Money Market Quote shall be in substantially the form of Exhibit F hereto and shall specify:

(A) the proposed date of the Money Market Borrowing and the duration of the Interest Period therefor, which shall be seven
                  (7) to one hundred eighty (180) days;

(B) the maximum principal amount of the Money Market Loan which the quoting Bank is willing to make for the applicable Interest Period, which principal amount (x) may be greater than or less than the Commitment of the quoting Bank, (y) shall be at least $5,000,000 or a larger multiple of $1,000,000, and (z) may not exceed the principal amount of the Money Market Borrowing for which offers were requested;

(C) the rate of interest per annum (rounded, if necessary, to the nearest 1/100th of 1%) (the "Money Market Rate") offered for each such Money Market Loan; and

(D) the identity of the quoting Bank.

         Unless otherwise agreed by the Administrative Agent and the Borrower, no Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Money Market Quote Request (other than setting forth the maximum principal amount of the Money Market Loan which the quoting Bank is willing to make for the applicable Interest Period).

(d) The Administrative Agent shall as promptly as practicable after the Money Market Quote is submitted (but in any event not later than 10:30 A.M. (Atlanta, Georgia time)) notify the Borrower of the terms (i) of any Money Market Quote submitted by a Bank that is in accordance with Section 2.03(c) and (ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Borrower shall specify
(A) the maximum aggregate principal amount of the Money Market Borrowing for which offers have been received and (B) the maximum principal amount and Money Market Rates so offered by each Bank (identifying the Bank that made each Money Market Quote).

(e) Not later than 11:00 A.M. (Atlanta, Georgia time) on the Quotation Date (or such other time and date as the Borrower and the Administrative Agent, with the consent of the Required Banks, may agree), the Borrower shall notify the Administrative Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.03(d) and the Administrative Agent shall promptly notify each Bank that has submitted a Money Market Quote. The Borrower may decline to accept such offers for any reason. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part (provided that any Money Market Quote accepted in part from any Bank shall not be less than the amount set forth in the Money Market Quote of such Bank as the minimum principal amount of the Money Market Loan such Bank was willing to make for the applicable Interest Period); provided that:

(i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

(ii) the aggregate principal amount of each Money Market Borrowing shall be at least $5,000,000 (and in larger multiples of $1,000,000) but shall not cause the limits specified in Section 2.03(a) to be violated;

(iii) acceptance of offers may only be made in ascending order of Money Market Rates; and

(iv) the Borrower may not accept any offer where the Administrative Agent has advised the Borrower that such offer fails to comply with Section 2.03(c)(ii) or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.03(a)).

If offers are made by two or more Banks with the same Money Market Rates for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Borrower among such Banks as nearly as possible (in multiples of $100,000) in proportion to the aggregate principal amount of such offers. Determinations by the Borrower of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

(f) Any Bank whose offer to make any Money Market Loan has been accepted shall, not later than 12:00 P.M. (Atlanta, Georgia time) on the Quotation Date, make the amount of such Loan available to the Administrative Agent at its address referred to in Section 9.01 in immediately available funds. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower on such date by depositing the same, in immediately available funds, in an account of such Borrower maintained with Wachovia.

SECTION 2.04.     Notes.

(a) The Syndicated Loans of each Bank shall be evidenced by a single Syndicated Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank's Commitment.

(b) The Money Market Loans made by any Bank to the Borrower shall be evidenced by a single Money Market Note payable to the order of such Bank for the account of its Lending Office.

(c) Upon receipt of each Bank's Notes pursuant to Section 3.01, the Administrative Agent shall deliver such Notes to such Bank. Each Bank shall record, and prior to any transfer of its Notes shall endorse on the schedule forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto and whether, in the case of such Bank's Syndicated Note, such Syndicated Loan is a Base Rate Loan or Euro-Dollar Loan, and such schedule shall constitute rebuttable presumptive evidence of the principal amount owing and unpaid on such Bank's Note; provided that the failure of any Bank to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes or the ability of any Bank to assign its Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

SECTION 2.05. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

SECTION 2.06.     Interest Rates.

         (a) The "Applicable Margin" for Syndicated Loans shall be determined quarterly based upon the ratio of Consolidated Total Funded Debt to Consolidated Total Capital (calculated as of the last day of each Fiscal Quarter), as follows:

      Ratio of Consolidated Total Funded
      Debt to Consolidated Total Capital     Base Rate Loans  Euro-Dollar Loans
      ----------------------------------     ---------------  -----------------
Greater than or equal to 40%                         0%               0.80%
Greater than or equal to 30% but less than 40%       0%               0.625%
Greater than or equal to 20% but less than 30%       0%               0.55%
Less than 20%                                        0%               0.475%


The Applicable Margin shall be determined effective as of the date (herein, the "Rate Determination Date") which is 45 days after the last day of the Fiscal Quarter as of the end of which the foregoing ratio is being determined, based on the quarterly financial statements for such Fiscal Quarter, and the Applicable Margin so determined shall remain effective from such Rate Determination Date until the date which is 45 days after the last day of the Fiscal Quarter in which such Rate Determination Date falls (which latter date shall be a new Rate Determination Date); provided that (i) for the period from and including the Closing Date to but excluding the Rate Determination Date next following the Fiscal Quarter ending October 28, 2000, the Applicable Margin shall be 0% for Base Rate Loans and 0.55% for Euro-Dollar Loans, (ii) in the case of any Applicable Margin determined for the fourth and final Fiscal Quarter of a Fiscal Year, the Rate Determination Date shall be the date which is 90 days after the last day of such final Fiscal Quarter and such Applicable Margin shall be determined based upon the annual audited financial statements for the Fiscal Year ended on the last day of such final Fiscal Quarter, and (iii) if on any Rate Determination Date the Borrower shall have failed to deliver to the Banks the financial statements required to be delivered pursuant to Section 5.01(a) or
Section 5.01(b) with respect to the Fiscal Year or Fiscal Quarter, as the case may be, most recently ended prior to such Rate Determination Date, then for the period beginning on such Rate Determination Date and ending on the earlier of
(A) the date on which the Borrower shall deliver to the Banks the financial statements to be delivered pursuant to Section 5.01(b) with respect to such Fiscal Quarter or any subsequent Fiscal Quarter, or (B) the date on which the Borrower shall deliver to the Banks annual financial statements required to be delivered pursuant to Section 5.01(a) with respect to the Fiscal Year which includes such Fiscal Quarter or any subsequent Fiscal Year, the Applicable Margin shall be determined as if the ratio of Consolidated Total Funded Debt to Consolidated Total Capital was more than 40% at all times during such period. Any change in the Applicable Margin on any Rate Determination Date shall result in a corresponding change, effective on and as of such Rate Determination Date, in the interest rate applicable to each Loan (other than Money Market Loans) outstanding on such Rate Determination Date, provided that: (i) for Euro-Dollar Loans, changes in the Applicable Margin shall only be effective for Interest Periods commencing on or after the Rate Determination Date; and (ii) no Applicable Margin shall be decreased pursuant to this Section 2.06 if a Default is in existence on the Rate Determination Date.

         (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable on the first Domestic Business Day of each month. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

         (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period; provided that if any Euro-Dollar Loan shall, as a result of clause (1)(c) of the definition of Interest Period, have an Interest Period of less than one month, such Euro-Dollar Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

         The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

         The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rate appears on the display designated as Page "3750" of the Telerate Service (or such other page as may replace page 3750 of that service or such other service or services as may be nominated by the British Banker's Association for the purpose of displaying London Interbank Offered Rates for U.S. dollar deposits) determined as of 1:00 p.m. New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period.

         "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

         (d) Each Money Market Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Rate for such Loan quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for such Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

         (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the Banks by telecopy of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         (f) After the occurrence and during the continuance of a Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon not paid when due) may, at the election of the Required Banks, bear interest at the Default Rate; provided, however, that automatically, whether or not the Required Banks elect to do so, any overdue principal of and, to the extent permitted by law, overdue interest on any Loan shall bear interest payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

SECTION 2.07.     Fees.

          (a) The Borrower shall pay to the Administrative Agent for the ratable account of each Bank a facility fee equal to the product of: (i) the aggregate of the daily average amounts of such Bank's Commitment, times (ii) a per annum percentage equal to the Applicable Facility Fee Rate. Such facility fee shall accrue from and including the Closing Date to and including the Termination Date. Facility fees shall be payable quarterly in arrears on the first Facility Fee Payment Date following each Facility Fee Determination Date and on the Termination Date; provided that should the Commitments be terminated at any time prior to the Termination Date for any reason, the entire accrued and unpaid facility fee shall be paid on the date of such termination. The "Applicable Facility Fee Rate" shall be determined quarterly based upon the ratio of Consolidated Total Funded Debt to Consolidated Total Capital (calculated as of the last day of each Fiscal Quarter) as follows:

          Ratio of Consolidated Total
                Funded Debt to                     Applicable Facility
           Consolidated Total Capital                    Fee Rate
          ---------------------------              -------------------
        Greater than or equal to 40%                       0.30%

        Greater than or equal to 30% but less              0.25%
        than .40%

        Greater than or equal to 20% but less              0.20%
        than 30%

        Less than 20%                                      0.15%

The Applicable Facility Fee Rate shall be determined effective as of the date (herein, the "Facility Fee Determination Date") which is 45 days after the last day of the Fiscal Quarter as of the end of which the foregoing ratio is being determined, based on the quarterly financial statements for such Fiscal Quarter, and the Applicable Facility Fee Rate so determined shall remain effective from such Facility Fee Determination Date until the date which is 45 days after the last day of the Fiscal Quarter in which such Facility Fee Determination Date falls (which latter date shall be a new Facility Fee Determination Date); provided that (i) for the period from and including the Closing Date to but excluding the Facility Fee Determination Date next following the Fiscal Quarter ending October 28, 2000, the Applicable Facility Fee Rate shall be 0.20%; (ii) in the case of any Applicable Facility Fee Rate determined for the fourth and final Fiscal Quarter of a Fiscal Year, the Facility Fee Determination Date shall be the date which is 90 days after the last day of such final Fiscal Quarter and such Applicable Facility Fee Rate shall be determined based upon the annual audited financial statements for the Fiscal Year ended on the last day of such final Fiscal Quarter, and (iii) if on any Facility Fee Determination Date the Borrower shall have failed to deliver to the Banks the financial statements required to be delivered pursuant to Section 5.01(a) or Section 5.01(b) with respect to the Fiscal Year or the Fiscal Quarter, as the case may be, most recently ended prior to such Facility Fee Determination Date, then for the period beginning on such Facility Fee Determination Date and ending on the earlier of (A) the date on which the Borrower shall deliver to the Banks the financial statements to be delivered pursuant to Section 5.01(b) with respect to such Fiscal Quarter or any subsequent Fiscal Quarter, and (B) the date on which the Borrower shall deliver to the Banks annual financial statements required to be delivered pursuant to Section 5.01(a) with respect to the Fiscal Year which includes such Fiscal Quarter or any subsequent Fiscal Year, the Applicable Facility Fee Rate shall be determined as if the ratio of Consolidated Total Funded Debt to Consolidated Total Capital was more than 40% at all times during such period; provided that the Applicable Facility Fee Rate shall not be decreased pursuant to this Section 2.07(a) if a Default is in existence on the related Facility Fee Determination Date.

         (b) The Borrower shall pay to the Administrative Agent for the ratable account of each Bank a utilization fee equal to the product of: (i) the aggregate of the daily average outstanding amounts of Syndicated Loans, multiplied by (ii) a per annum percentage equal to the Applicable Utilization Fee Rate. The Applicable Utilization Fee Rate may vary daily in accordance with the percentage of the Commitments that is currently outstanding as Loans. Such utilization fee shall accrue from and including the Closing Date to and including the Termination Date. Utilization fees shall be payable quarterly in arrears on each Facility Fee Payment Date and on the Termination Date; provided that should the Commitments be terminated at any time prior to the Termination Date for any reason, the entire accrued and unpaid utilization fee shall be paid on the date of such termination. The "Applicable Utilization Fee Rate" shall be determined quarterly based upon the ratio of Consolidated Total Funded Debt to Consolidated Total Capital (calculated as of the last day of each Fiscal Quarter) as follows:


                                            Applicable Utilization Fee Rate

        Ratio of Consolidated
        Total Funded Debt to                   Percentage of Commitments
      Consolidated Total Capital            Currently outstanding as Loans
      --------------------------            ------------------------------

                                     Less than or equal to 50%  Greater than 50%
                                     -------------------------  ----------------

     Greater than or equal to 40%                 0%                  0.125%

     Greater than or equal to 30% but             0%                  0.125%
     less than 40%

     Greater than or equal to 20% but             0%                  0.100%
     less than 30%

     Less than 20%                                0%                  0.100%

The Applicable Utilization Fee Rate (which may vary daily in accordance with the second sentence of this paragraph (b)) shall be determined effective as of the date (herein, the "Utilization Fee Determination Date") which is 45 days after the last day of the Fiscal Quarter as of the end of which the foregoing ratio is being determined, based on the quarterly financial statements for such Fiscal Quarter, and the Applicable Utilization Fee Rate so determined shall remain effective from such Utilization Fee Determination Date until the date which is 45 days after the last day of the Fiscal Quarter in which such Utilization Fee Determination Date falls (which latter date shall be a new Utilization Fee Determination Date); provided that (i) for the period from and including the Closing Date to but excluding the Utilization Fee Determination Date next following the Fiscal Quarter ending October 28, 2000, the Applicable Utilization Fee Rate shall be 0.100%; (ii) in the case of any Applicable Utilization Fee Rate determined for the fourth and final Fiscal Quarter of a Fiscal Year, the Utilization Fee Determination Date shall be the date which is 90 days after the last day of such final Fiscal Quarter and such Applicable Utilization Fee Rate shall be determined based upon the annual audited financial statements for the Fiscal Year ended on the last day of such final Fiscal Quarter, and (iii) if on any Utilization Fee Determination Date the Borrower shall have failed to deliver to the Banks the financial statements required to be delivered pursuant to
Section 5.01(a) or Section 5.01(b) with respect to the Fiscal Year or the Fiscal Quarter, as the case may be, most recently ended prior to such Utilization Fee Determination Date, then for the period beginning on such Utilization Fee Determination Date and ending on the earlier of (A) the date on which the Borrower shall deliver to the Banks the financial statements to be delivered pursuant to Section 5.01(b) with respect to such Fiscal Quarter or any subsequent Fiscal Quarter, and (B) the date on which the Borrower shall deliver to the Banks annual financial statements required to be delivered pursuant to
Section 5.01(a) with respect to the Fiscal Year which includes such Fiscal Quarter or any subsequent Fiscal Year, the Applicable Utilization Fee Rate shall be determined as if the ratio of Consolidated Total Funded Debt to Consolidated Total Capital was more than 40% at all times during such period; provided that the Applicable Utilization Fee Rate shall not be decreased pursuant to this
Section 2.07(b) if a Default is in existence on the related Utilization Fee Determination Date.

         (c) The Borrower shall pay to the Administrative Agent, on the Closing Date, for the account of each Bank, the up-front fees in the amounts set forth on Schedule 2.07 hereto.

         (d) The Borrower shall pay to the Administrative Agent and the Lead Arranger, for the account and sole benefit of the Administrative Agent and the Lead Arranger, such fees and other amounts at such times as set forth in the Administrative Agent's Letter Agreement.

SECTION 2.08. Optional Termination or Reduction of Commitments. The Borrower may, upon at least 3 Domestic Business Days' notice to the Administrative Agent, terminate at any time, or proportionately and ratably among the Banks reduce from time to time by an aggregate amount of at least $5,000,000 or any larger multiple of $1,000,000, the Commitments; provided, however, no such termination or reduction shall be in an amount greater than the total Unused Commitments on the date of such termination or reduction. If the Commitments are terminated in their entirety, all accrued fees (as provided under Section 2.07) shall be payable on the effective date of such termination.

SECTION 2.09. Mandatory Reduction and Termination of Commitments. The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

SECTION 2.10. Optional Prepayments. (a) The Borrower may, upon at least 1 Domestic Business Day's notice to the Administrative Agent, prepay any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $1,000,000, or any larger multiple of $500,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Banks included in such Base Rate Borrowing.

(b) The Borrower may, upon at least 3 Euro-Dollar Business Days' notice to the Administrative Agent, prepay the principal amount of any Euro-Dollar Loan or Money Market Loan prior to the last day of an Interest Period applicable thereto, upon payment of the principal amount of, accrued interest on and other amounts due under Section 8.05 in respect of such Loan.

(c) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

SECTION 2.11. Mandatory Prepayments. On each date on which the Commitments are reduced or terminated pursuant to Section 2.08 or Section 2.09, the Borrower shall repay or prepay such principal amount of the outstanding Loans, if any (together with interest accrued thereon and any amounts due under Section 8.05(a)), as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans does not exceed the aggregate amount of the Commitments as then reduced. Each such payment or prepayment shall be applied to repay or prepay ratably the Loans of the several Banks; provided that such prepayment shall be applied, first, to Syndicated Loans outstanding on the date of such prepayment (in direct order of maturity) and then, to the extent necessary, to Money Market Loans outstanding on the date of such prepayment (in direct order of maturity).

SECTION 2.12.     General Provisions as to Payments.

(a) The Borrower shall make each payment of principal of, and interest on, the Loans and of all fees hereunder, not later than 11:00 A.M. (Atlanta, Georgia time) on the date when due, in Federal or other funds immediately available in Atlanta, Georgia, to the Administrative Agent at its address referred to in
Section 9.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks.

(b) Whenever any payment of principal of, or interest on, the Base Rate Loans or the Money Market Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(c) Subject to the immediately succeeding sentence, all payments of principal, interest and fees and all other amounts to be made by the Borrower pursuant to this Agreement with respect to any Loan or fee relating thereto shall be paid without deduction for any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Bank, taxes imposed on or measured by its net or gross income (in the nature of an income tax), and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank is organized or by any jurisdiction to which the Bank is subject to pay taxes for reasons other than the transactions contemplated by this Agreement or any Loan Document or any political subdivision thereof and, in the case of each Bank, taxes imposed on its net or gross income (in the nature of an income tax), and franchise taxes imposed on it, by the jurisdiction of such Bank's applicable Lending Office or any political subdivision thereof or of any jurisdiction to which it is subject to pay taxes for reasons other than the transactions contemplated by this Agreement or any Loan Document (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan or fee or other amount, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Bank in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Bank additional amounts as may be necessary in order that the amount received by such Bank after the required withholding or other payment shall equal the amount such Bank would have received had no such withholding or other payment been made.

         In the event any Bank receives a refund of any Taxes paid by the Borrower pursuant to this Section 2.12, it will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided, however, if at any time thereafter it is required to return such refund, the Borrower shall promptly repay to it the amount of such refund.

         (d) Each Bank (or Assignee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Bank") shall deliver to the Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Bank claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Bank delivers a Form W-8, a certificate representing that such Non-U.S. Bank is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Bank claiming complete exemption from U.S. Federal withholding tax on payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Bank on or before the date it becomes a party to this Agreement and on or before the date, if any, such Non-U.S. Bank changes its applicable Lending Office by designating a different Lending Office (a "New Lending Office"). In addition, each Non-U.S. Bank shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Bank. If as a result of a change in applicable law or treaty a Non-U.S. Bank may not qualify for the exemptions as evidenced under the foregoing forms, the relevant Non-U.S. Bank shall notify the Borrower thereof as soon as it is aware thereof and the Borrower shall have the right to compel the Non-U.S. Bank to sell, transfer and assign its Loans in accordance with Section 9.07(c) to a financial institution designated by the Borrower and reasonably acceptable to the Administrative Agent, provided that the Borrower shall have paid to such Non-U.S. Bank any amounts owed to it hereunder for the period prior to such assignment. Notwithstanding any other provision of this Section 2.12(d), subsequent to becoming a Bank hereunder, a Non-U.S. Bank shall not be required to deliver any form pursuant to this Section 2.12(d) that such Non-U.S. Bank is not legally able to deliver, but it cannot become a Bank hereunder initially unless it supplies the relevant form.

         (e) The Borrower shall not be required to indemnify any Non-U.S. Bank, or to pay any additional amounts to any Non-U.S. Bank, in respect of United States Federal withholding tax pursuant to paragraph (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Bank became a party to this Agreement or, with respect to payments to a New Lending Office, the date such Non-U.S. Bank designated such New Lending Office with respect to a Loan; provided, however, that this paragraph (e) shall not apply (x) to any Assignee or New Lending Office that becomes an Assignee or New Lending Office as a result of an assignment, transfer or designation made at the written request of the Borrower and (y) to the extent the indemnity payment or additional amounts any Assignee, or any Bank (or Assignee) acting through a New Lending Office, would be entitled to receive (without regard to this paragraph (e)) do not exceed the indemnity payment or additional amounts that the Person making the assignment or transfer to such Assignee, or Bank (or Assignee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Bank to comply with the provisions of paragraph (d) above.

         (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.12 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

SECTION 2.13. Computation of Interest and Fees. Interest on Base Rate Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Euro-Dollar Loans and Money Market Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Facility fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                                  ARTICLE III.

                                   CONDITIONS

SECTION 3.01. Conditions to First Borrowing. The obligations of each Bank to make a Loan on the occasion of the first Borrowing is subject to the satisfaction of the conditions set forth in Section 3.02 and the following additional conditions:

(a) receipt by the Administrative Agent from each of the parties hereto of (i) a duly executed counterpart of this Agreement signed by such party or a facsimile transmission stating that such party has duly executed a counterpart of this Agreement and sent such counterpart to the Administrative Agent, (ii) a duly executed counterpart of the Guaranty and the Indemnity, Subrogation and Contribution Agreement signed by such party or a facsimile transmission stating that such party has duly executed a counterpart of the Guaranty and the Indemnity, Subrogation and Contribution Agreement and sent such counterpart to the Administrative Agent, and (iii) a duly executed counterpart of the Pledge Agreement signed by such party or a facsimile transmission stating that such party has duly executed a counterpart of the Pledge Agreement and sent such counterpart to the Administrative Agent (provided that if there are no Foreign Significant Subsidiaries on the Closing Date and on the date of the first Borrowing, the condition set forth in this clause (iii) shall not apply);

(b) receipt by the Administrative Agent of a duly executed Syndicated Note and Money Market Note for the account of each Bank complying with the provisions of
Section 2.04;

(c) receipt by the Administrative Agent of an opinion (together with any opinions of local counsel relied on therein) of Miller, Canfield, Paddock and Stone, P.L.C., counsel for the Borrower and the Guarantors, dated as of the Closing Date, substantially in the form of Exhibit C hereto;

(d) receipt by the Administrative Agent of an opinion of Womble Carlyle Sandridge & Rice, PLLC, special counsel for the Administrative Agent, dated as of the Closing Date, substantially in the form of Exhibit D hereto and covering such additional matters relating to the transactions contemplated hereby as the Administrative Agent may reasonably request;

(e) receipt by the Administrative Agent of a certificate (the "Closing Certificate"), dated the date of the first Borrowing, substantially in the form of Exhibit G hereto, signed by a principal financial officer of the Borrower to the effect that (i) no Default has occurred and is continuing on the date of the first Borrowing, and (ii) the representations and warranties of the Borrower contained in Article IV and of each Guarantor contained in Section 9 of the Guaranty are true in all material respects on and as of the date of the first Borrowing;

(f) receipt by the Administrative Agent of all documents which the Administrative Agent may reasonably request relating to the existence of the Borrower and the Guarantors, the corporate authority for and the validity of this Agreement, the Notes and the other Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent, including without limitation a certificate of incumbency of the Borrower and each Guarantor (each an "Officer's Certificate"), signed by the Secretary or an Assistant Secretary of the Borrower or such Guarantor, substantially in the form of Exhibit H hereto, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower or such Guarantor authorized to execute and deliver the Loan Documents, and certified copies of the following items: (i) the Borrower's and each Guarantor's Certificate of Incorporation, (ii) the Borrower's and each Guarantor's Bylaws, (iii) a certificate of the Secretary of State of the State of Michigan as to the good standing of the Borrower as a Michigan corporation, (iv) a certificate from the Secretary of State (or comparable official) of each jurisdiction in which any Guarantor is organized as to the good standing and/or existence of such Guarantor in such jurisdiction, and (v) the action taken by the Board of Directors of the Borrower and each Guarantor authorizing the Borrower's and such Guarantor's execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Borrower or such Guarantor is a party;

(g) receipt by the Administrative Agent of (i) the Pledged Shares, together with stock powers executed by the Borrower in blank, and (ii) satisfactory evidence that the Administrative Agent has a perfected, first-priority Lien in all of the Pledged Shares and that the Pledged Shares are not encumbered by any other Lien (provided that if there are no Foreign Significant Subsidiaries on the Closing Date and on the date of the first Borrowing, the conditions set forth in this paragraph (g) shall not apply);

(h) receipt by the Administrative Agent of evidence satisfactory to the Administrative Agent that immediately upon funding of the initial Borrowing (i) the Debt outstanding under the Existing Comerica Credit Agreement and the Existing Wachovia Credit Agreement will be repaid in full, and (ii) the Existing Comerica Credit Agreement and the Existing Wachovia Credit Agreement will each be terminated;

(i) receipt by the Administrative Agent and the Lead Arranger of all fees and expenses payable on the Closing Date pursuant to the Administrative Agent's Letter Agreement; and

(j) receipt by the Administrative Agent of such other documents or items as the Administrative Agent or its counsel may reasonably request.

SECTION 3.02. Conditions to All Borrowings. The obligation of each Bank to make a Loan on the occasion of each Borrowing (including the first Borrowing) is subject to the satisfaction of the following conditions:

(a) either (i) receipt by the Administrative Agent of Notice of Borrowing as required by Section 2.02 (if such Borrowing is a Syndicated Borrowing) or (ii) compliance with the provisions of Section 2.03 (if such Borrowing is a Money Market Borrowing);

(b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

(c) the fact that the representations and warranties of the Borrower contained in Article IV of this Agreement shall be true on and as of the date of such Borrowing in all material respects; and

(d) the fact that, immediately after such Borrowing (i) the aggregate outstanding principal amount of the Syndicated Loans of each Bank will not exceed the amount of its Commitment and (ii) the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments of all of the Banks as of such date.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in clauses (b), (c) and (d) of this Section; provided that such Borrowing shall not be deemed to be such a representation and warranty to the effect set forth in Section 4.04(b) as to any event, act or condition having a Material Adverse Effect which has theretofore been disclosed in writing by the Borrower to the Banks if the aggregate outstanding principal amount of the Loans immediately after such Borrowing will not exceed the aggregate outstanding principal amount thereof immediately before such Borrowing.

                                  ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants that:

SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted (except where the failure to be so qualified or to have such licenses, authorizations, consents and approvals could not, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect).

SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents (i) are within the Borrower's corporate powers,
(ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, and
(v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Notes and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

SECTION 4.04. Financial Information. The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of April 24, 1999, and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by PricewaterhouseCoopers LLP, copies of which have been delivered to each of the Banks, and the unaudited consolidated financial statements of the Borrower for the interim period ended January 22, 2000, copies of which have been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

(b) Since April 24, 1999, there has been no event, act, condition or occurrence having a Material Adverse Effect.

SECTION 4.05. Litigation. There is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could have a Material Adverse Effect or which in any manner draws into question the validity or enforceability of, or could impair the ability of the Borrower or any Guarantor to perform its obligations under, this Agreement, the Notes or any of the other Loan Documents.

SECTION 4.06. Compliance with ERISA. The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

(b) Neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

SECTION 4.07. Taxes. There have been filed on behalf of the Borrower and its Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them (or the Borrower or its Subsidiary, as relevant, has a valid extension for the filing thereof) and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary have been paid. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. United States income tax returns of the Borrower and its Subsidiaries have been examined and closed through the Fiscal Year ended April 29, 1995.

SECTION 4.08. Subsidiaries. Each of the Borrower's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted (except where the failure to be so qualified or to have such licenses, authorizations, consents and approvals could not, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect). The Borrower has no Subsidiaries except those Subsidiaries listed on Schedule 4.08, which accurately sets forth each such Subsidiary's complete name and jurisdiction of organization.

SECTION 4.09. Not an Investment Company. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

SECTION 4.10. Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

SECTION 4.11. Ownership of Property; Liens. Each of the Borrower and its Consolidated Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 5.06.

SECTION 4.12. No Default. Neither the Borrower nor any of its Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

SECTION 4.13. Full Disclosure. All information heretofore furnished in writing, taken as a whole, by the Borrower to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished in writing, taken as a whole, by the Borrower to the Administrative Agent or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified.

SECTION 4.14.     Environmental Matters.

(a) Neither the Borrower nor any Subsidiary is subject to any Environmental Liability which could have or cause a Material Adverse Effect and neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA which could have a Material Adverse Effect. Except as disclosed on Schedule 4.14, none of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. ss. 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

(b) No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility, except in material compliance with all applicable Environmental Requirements.

         (c) The Borrower, and each of its Subsidiaries and Affiliates, has procured all material Environmental Authorizations necessary for the conduct of its business, and is in material compliance with all Environmental Requirements in connection with the operation of the Properties and the Borrower's, and each of its Subsidiary's and Affiliate's, respective businesses.

SECTION 4.15. Compliance with Laws. The Borrower and each Subsidiary is in compliance with all applicable laws, including, without limitation, all Environmental Laws, except where any failure to comply with any such laws would not, alone or in the aggregate, have a Material Adverse Effect.

SECTION 4.16. Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Borrower's Wholly Owned Subsidiaries are owned by the Borrower free and clear of any Lien or adverse claim. At least a majority of the issued shares of capital stock of each of the Borrower's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Borrower free and clear of any Lien or adverse claim.

SECTION 4.17. Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.

SECTION 4.18. Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement, the Borrower will not be "insolvent," within the meaning of such term as used in O.C.G.A. ss. 18-2-22 or as defined in ss. 101 of Title 11 of the United States Code or Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

SECTION 4.19. Insurance. The Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.


                                   ARTICLE V.

                                    COVENANTS

         The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

SECTION 5.01.     Information.  The Borrower will deliver to each of the Banks

(a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Required Banks;

(b) as soon as available and in any event within 45 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Borrower;

(c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate, substantially in a form acceptable to the Administrative Agent (a "Compliance Certificate"), of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.19 and 5.20 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(d) within 5 Domestic Business Days after the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(e) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

(f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

(g) if and when the Borrower or any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; or (ii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

(h) if and when the Borrower or any member of the Controlled Group shall enter into, contribute or be obligated to contribute to, terminate or incur any withdrawal liability with respect to a Multiemployer Plan, prompt notice of such occurrence (together with an explanation in reasonable detail of the circumstances of such occurrence);

(i) promptly after the Borrower knows of the commencement thereof, notice of any litigation or proceeding involving a claim against the Borrower and/or any Subsidiary with a stated demand or claim for $5,000,000 or more in excess of amounts covered in full by applicable insurance; and

(j) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

SECTION 5.02. Inspection of Property, Books and Records. The Borrower will (i) keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and
(ii) permit, and will cause each Subsidiary to permit, upon reasonable prior notice, representatives of the Agent at its or the Banks' expense prior to the occurrence of an Event of Default and at the Borrower's expense after the occurrence of an Event of Default to visit and reasonably inspect any of their respective properties, to reasonably examine and make abstracts from any of their respective books and records and to discuss, within reason, their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

SECTION 5.03. Restricted Payments. The Borrower will not declare or make any Restricted Payment during any Fiscal Year unless, after giving effect thereto, no Default shall have occurred and be continuing.

SECTION 5.04. Loans or Advances. Neither the Borrower nor any of its Subsidiaries shall make loans or advances to any Person except: (i) loans or advances to employees not exceeding Two Million and No/100 Dollars ($2,000,000) in the aggregate outstanding made in the ordinary course of business and consistently with practices existing on the closing date; (ii) deposits required by government agencies or public utilities; (iii) loans or advances to any Guarantor; (iv) loans in the form of deposits into checking and time accounts with financial institutions whose credit is satisfactory to the Administrative Agent; (v) loans and advances in the nature of trade credit in the ordinary course of business; and (vi) loans or advances consisting of Investments permitted under Section 5.05, provided that after giving effect to the making of any loans, advances or deposits permitted by clause (i), (ii), (iii), (iv), (v) or (vi) of this Section, no Default shall have occurred and be continuing.

SECTION 5.05. Investments. (a) Neither the Borrower nor any of its Subsidiaries shall make Investments in any Person except as permitted by Section 5.04 and except Investments (i) in direct obligations of the United States Government maturing within one year, (ii) in certificates of deposit issued by a commercial bank whose credit is satisfactory to the Administrative Agent, (iii) in commercial paper rated A-1 or the equivalent thereof by Standard & Poor's Corporation or P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 6 months after the date of acquisition, (iv) in tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by Standard & Poor's Corporation and Aa or the equivalent thereof by Moody's Investors Service, Inc., (v) existing on the Closing Date, (vi) in any Guarantor made after the Closing Date, (vii) constituting Permitted Acquisitions, and
(viii) in addition to those described in the foregoing clauses (i) through (vii) in an aggregate amount not exceeding an amount equal to 7.5% of Consolidated Tangible Net Worth.

         (b) Neither the Borrower nor any of its Subsidiaries shall consummate any Acquisition except for Permitted Acquisitions.

SECTION 5.06. Negative Pledge. Neither the Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

(a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement and identified on Schedule 5.06 hereto;

(b) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event;

(c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion of construction thereof (or on replacements therefor, upon such replacements coming into existence);

(d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Consolidated Subsidiary and not created in contemplation of such event;

(e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;

(f) Liens securing Debt owing by any Subsidiary to the Borrower;

(g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;

(h) Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

(i)      any Lien on Margin Stock;

(j) Liens on Securitization Assets sold or transferred pursuant to a Permitted Securitization;

(k) Liens arising on accounts receivable (and proceeds thereof) sold by Subsidiaries of the Borrower to a factor pursuant to factoring arrangements consistent with practices in existence on the Closing Date; and

(l) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt (other than indebtedness represented by the Notes) in an aggregate principal amount at any time outstanding not to exceed 15% of Consolidated Tangible Net Worth.

SECTION 5.07. Maintenance of Existence. The Borrower shall, and shall cause each Subsidiary to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained, except to the extent permitted by
Section 5.09.

SECTION 5.08. Dissolution. Neither the Borrower nor any of its Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or that of any Subsidiary, except through corporate reorganization to the extent permitted by Section 5.09.

SECTION 5.09. Consolidation, Mergers and Sales of Assets. The Borrower will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that (a) the Borrower may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Borrower is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, (b) Subsidiaries of the Borrower may merge with one another, and (c) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit, during any Fiscal Quarter, a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred, and all other assets utilized in all other business lines or segments discontinued, during such Fiscal Quarter and the immediately preceding seven Fiscal Quarters, either
(x) constituted more than 10% of Consolidated Total Assets at the end of the eighth Fiscal Quarter immediately preceding such Fiscal Quarter, or (y) contributed more than 10% of Consolidated Operating Profits during the 8 consecutive Fiscal Quarters immediately preceding such Fiscal Quarter.

SECTION 5.10. Use of Proceeds. No portion of the proceeds of the Loans will be used by the Borrower or any Subsidiary (i) in connection with, either directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation (other than a Permitted Acquisition), (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable law or regulation.

SECTION 5.11. Compliance with Laws; Payment of Taxes.The Borrower will, and will cause each of its Subsidiaries and each member of the Controlled Group to, materially comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued. The Borrower will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of the Borrower or any Subsidiary, except liabilities being contested in good faith by appropriate proceedings diligently pursued and against which, if requested by the Administrative Agent, the Borrower shall have set up reserves in accordance with GAAP.

(b) The Borrower shall not permit the aggregate complete or partial withdrawal liability under Title IV of ERISA with respect to Multiemployer Plans incurred by the Borrower and members of the Controlled Group to exceed $2,000,000 at any time. For purposes of this Section 5.11(b), the amount of withdrawal liability of the Borrower and members of the Controlled Group at any date shall be the aggregate present value of the amount claimed to have been incurred less any portion thereof which the Borrower and members of the Controlled Group have paid or as to which the Borrower reasonably believes, after appropriate consideration of possible adjustments arising under Sections 4219 and 4221 of ERISA, it and members of the Controlled Group will have no liability, provided that the Borrower shall obtain prompt written advice from independent actuarial consultants supporting such determination. The Borrower agrees (i) once in each year, beginning with 2000, to request and obtain a current statement of the withdrawal liability of the Borrower and members of the Controlled Group from each Multiemployer Plan, if any, and (ii) to transmit a copy of such statement to the Administrative Agent and the Banks within fifteen (15) days after the Borrower receives the same.

SECTION 5.12. Insurance. The Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its Property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

SECTION 5.13. Change in Fiscal Year. The Borrower will not change its Fiscal Year without the consent of the Required Banks.

SECTION 5.14. Maintenance of Property. The Borrower shall, and shall cause each Subsidiaries to, maintain all of its material properties and assets in good condition, repair and working order consistent with past practices, ordinary wear and tear excepted.

SECTION 5.15. Environmental Notices. The Borrower shall furnish to the Banks and the Administrative Agent prompt written notice of each Environmental Liability in an amount greater than (in the Borrower's reasonable opinion), or related Environmental Liabilities aggregating an amount greater than (in the Borrower's reasonable opinion), $2,000,000, and give prompt written notice of pending or overtly threatened or (in the Borrower's reasonable opinion) anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties, if such Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders or Environmental Releases are reasonably expected by the Borrower to result in Environmental Liabilities in excess of $2,000,000.

SECTION 5.16. Environmental Matters. The Borrower and its Subsidiaries will not, and will not permit any Third Party (to the extent it has control over such Third Party) to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle or ship or transport to or from the Properties any Hazardous Materials except in material compliance with all applicable Environmental Requirements.

SECTION 5.17. Environmental Release. The Borrower agrees that upon the occurrence of an Environmental Release at or on any of the Properties it will promptly investigate the extent of, and take appropriate remedial action to eliminate, such Environmental Release, as legitimately required by any Environmental Authority or Environmental Law.

SECTION 5.18. Transactions with Affiliates. Neither the Borrower nor any of its Subsidiaries (with the Borrower and each of such Subsidiaries being referred to as a "Bound Party" for purposes of this Section) shall enter into, or be a party to, any transaction with any Affiliate of any Bound Party, except (i) as permitted by law and in the ordinary course of business and pursuant to terms which are no less favorable to the Bound Party than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate, and
(ii) transactions entered into by a Bound Party with the Borrower or any Guarantor (which transactions shall not be subject to this Section).

SECTION 5.19. Ratio of Consolidated Total Funded Debt to Consolidated Total Capital. The Borrower shall maintain at all times a ratio of Consolidated Total Funded Debt to Consolidated Total Capital of not more than 0.50 to 1.00.

SECTION 5.20. Fixed Charge Coverage Ratio. At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending April 29, 2000, the ratio of Income Available for Fixed Charges for the period of 4 consecutive Fiscal Quarters then ended to Consolidated Fixed Charges for the period of 4 consecutive Fiscal Quarters then ended, shall be greater than 3.0 to 1.0.

SECTION 5.21. Significant Subsidiaries.

(a) The Borrower shall cause any Person which becomes a Domestic Significant Subsidiary after the Closing Date to become a party to, and agree to be bound by the terms of, the Guaranty and the Indemnity, Subrogation and Contribution Agreement pursuant to an instrument in form and substance satisfactory to the Administrative Agent executed and delivered to the Administrative Agent within 45 days after the last day of the Fiscal Quarter in which such Person becomes a Domestic Subsidiary. The Borrower shall also cause the items specified in
Section 3.01(c) and (f) to be delivered to the Administrative Agent concurrently with the instrument referred to above, modified appropriately to refer to such instrument and such Domestic Significant Subsidiary.

         (b) The Borrower shall, or shall cause any Subsidiary (the "Pledgor Subsidiary") to, pledge 65% of the shares of capital stock owned by the Borrower or such Pledgor Subsidiary in any Person which becomes a Foreign Significant Subsidiary after the Closing Date pursuant to a pledge agreement in form and substance substantially identical to the Pledge Agreement executed and delivered by the Borrower or such Pledgor Subsidiary to the Administrative Agent within 45 days after the last day of the Fiscal Quarter in which such Person becomes a Foreign Significant Subsidiary and shall deliver to the Administrative Agent such shares of capital stock together with stock powers executed in blank. The Borrower shall also cause the items specified in Section 3.01(c) and (f) to be delivered to the Administrative Agent concurrently with such pledge agreement, modified appropriately to refer to such pledge agreement and, if applicable, the Pledgor Subsidiary.

         (c) After the Closing Date, the Borrower may cause any Subsidiary that is not a Domestic Significant Subsidiary to become a party to the Guaranty and the Indemnity, Subrogation and Contribution Agreement in the manner described in paragraph (a) of this Section (treating such Subsidiary as if it were a Domestic Significant Subsidiary for purposes of such paragraph (a)).

         (d) The Borrower may, or may cause any Subsidiary (which shall be a Pledgor Subsidiary) to, pledge 65% of the shares of capital stock owned by the Borrower or such Pledgor Subsidiary in any Subsidiary that is not a Foreign Significant Subsidiary, in the manner described in paragraph (b) of this Section (treating such Subsidiary as if it were a Foreign Significant Subsidiary for purposes of such paragraph (b)).

SECTION 5.22. Limitation on Priority Debt. The Borrower shall not permit the outstanding amount of Priority Debt to exceed, in the aggregate, more than 15% of Consolidated Tangible Net Worth at any time.

SECTION 5.23. Permitted Securitization. The Borrower shall not, nor shall it permit any of its Subsidiaries to, enter into any Securitization Documents other than in connection with a Permitted Securitization (unless such Securitization Documents have been approved by the Required Banks or are non-material documentation entered into pursuant to such approved Securitization Documents) or amend or modify in any material respect which is adverse to the Banks any of such Securitization Documents unless such amendment or modification has been approved by the Required Banks; provided, however, that if the Securitization Documents, after giving effect to such amendment or modification, would constitute a Permitted Securitization, then such approval of the Required Banks shall not be required.

SECTION 5.24. No Restriction on Subsidiary Dividends. Neither the Borrower nor any of its Subsidiaries will enter into any agreement which causes or permits to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to pay dividends or make any other distributions on its capital stock to the Borrower or any other Subsidiary.



                                  ARTICLE VI.

                                    DEFAULTS

SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

(a) the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay any interest on any Loan within 5 Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within 5 Domestic Business Days after such fee or other amount becomes due; or

(b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.01(c), 5.01(e), 5.02 to 5.13, inclusive, 5.16 or 5.18 to 5.24, inclusive; or

(c) either (i) the Borrower shall fail to observe or perform any covenant, restriction or agreement contained or incorporated by reference in this Agreement (other than those covered by clause (a) or (b) above) or any other Loan Document for 30 days after the earlier of (A) the first day on which the Borrower has knowledge of such failure, or (B) written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank or
(ii) any Guarantor shall fail to observe or perform any covenant, restriction or agreement contained in the Guaranty for 30 days after the earlier of (A) the first day on which the Borrower or such Guarantor has knowledge of such failure or (B) written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank ; or

(d) either (i) any warranty or representation made by the Borrower in this Agreement or in any document, instrument or certificate delivered to the Administrative Agent or any Bank in connection with this Agreement shall be incorrect in any material respect when made or deemed made or (ii) any warranty or representation made by any Guarantor in the Guaranty or in any document, instrument or certificate delivered to the Administrative Agent or any Bank in connection with the Guaranty shall be incorrect in any material respect when made or deemed made; or

(e) the Borrower or any Subsidiary shall fail to make any payment in respect of Debt outstanding (other than the Notes) in excess of $10,000,000 when due or within any applicable grace period; or

(f) any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding in excess of $10,000,000 of the Borrower or any Subsidiary or the mandatory prepayment or purchase of such Debt by the Borrower (or its designee) or such Subsidiary (or its designee) prior to the scheduled maturity thereof, or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or any Person acting on such holders' behalf to accelerate the maturity thereof or require the mandatory prepayment or purchase thereof prior to the scheduled maturity thereof, without regard to whether such holders or other Person shall have exercised or waived their right to do so; or

(g) one or more judgments or orders for the payment of money in excess of $10,000,000 in the aggregate shall be rendered or issued against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of thirty (30) days; or

(h) a federal tax lien shall be filed against the Borrower or any Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower or any Subsidiary under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing; or

(i) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing; or

(j) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

(k) the occurrence of a Change of Ownership (as hereinafter defined) or the Continuing Directors (as hereinafter defined) shall cease to constitute at least a majority of the members of the Board of Directors of the Borrower; the term "Change of Ownership" as used above shall mean any transaction or series of transactions by or as a result of which any "person" or "group" of persons (as said terms are defined in Section 13(d) of the Securities and Exchange Act of 1934, as amended) shall subsequent to the date of this Agreement acquire, directly or indirectly, beneficial ownership of twenty percent (20%) or more of the outstanding voting stock of the Borrower (but treating any person owning such stock as a trustee or as an executor or personal representative (or in a similar capacity) for the estate of a decedent as a separate person for each such trust or estate, as relevant) and the term "Continuing Directors" as used above shall mean each member of the Board of Directors of the Borrower (i) who was a member of such Board on the date of this Agreement, or (ii) who was nominated or appointed to such Board by, or whose nomination or election to such Board by the Borrower's stockholders was approved in writing by, at least two-thirds of the members of the Borrower's Board of Directors who were Continuing Directors at the time of such nomination, appointment or election by virtue of clause (i) of this definition; or

(l) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing which would result in liability on the part of the Borrower or any member of the Controlled Group to a Plan or Plans in an amount in excess of $2,000,000; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled under Section 4042 of ERISA to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

(m) if any provision of the Guaranty shall for any reason cease to be valid and binding on any Guarantor or any Guarantor shall deny or disaffirm its obligations thereunder; then, and in every such event, the Administrative Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Required Banks, by notice to the Borrower declare the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents to be, and the Notes (together will all accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that if any Event of Default specified in clause (i) or (j) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon automatically terminate and the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Notwithstanding the foregoing, the Administrative Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.

SECTION 6.02. Notice of Default. The Administrative Agent shall give notice to the Borrower of any Default under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                  ARTICLE VII.

                            THE ADMINISTRATIVE AGENT

SECTION 7.01. Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Administrative
Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Administrative Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this Article VII are solely for the benefit of the Administrative Agent and the Banks, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Administrative Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of the Administrative Agent shall be ministerial and administrative in nature, and the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank. The titles of Syndication Agent and Documentation Agent are given in recognition of the participation in this credit by the Syndication Agent and the Documentation Agent and such titles shall not impose or imply any duties or responsibilities whatsoever of the Syndication Agent or the Documentation Agent, and their respective capacities as such, to the Borrower, the Guarantors, the Administrative Agent or the Banks.

SECTION 7.02. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telefax, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

SECTION 7.03. Defaults. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the non-payment of principal of or interest on the Loans) unless the Administrative Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default or an Event of Default, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall (subject to Section 9.05) take such action with respect to such Default or Event of Default as shall be directed by the Required Banks, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

SECTION 7.04. Rights of Administrative Agent and its Affiliates as a Bank. With respect to any Loan made by Wachovia or an Affiliate of Wachovia, such Affiliate and Wachovia in their capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not an Affiliate of Wachovia (or in Wachovia's case, acting as the Administrative Agent), and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include such Affiliate of Wachovia or Wachovia in its individual capacity. Such Affiliate and Wachovia may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if they were not an Affiliate of the Administrative Agent or acting as the Administrative Agent, respectively; and such Affiliate and Wachovia may accept fees and other consideration from the Borrower (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and the Wachovia) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

SECTION 7.05. Indemnification. Each Bank severally agrees to indemnify the Administrative Agent, to the extent the Administrative Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided, however, that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

SECTION 7.06. CONSEQUENTIAL DAMAGES. THE ADMINISTRATIVE AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY BANK, THE BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 7.07. Payee of Note Treated as Owner. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent and the provisions of Section 9.07(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

SECTION 7.08. Non-Reliance on Administrative Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Administrative Agent shall not be required to keep itself (or any Bank) informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Administrative Agent.

SECTION 7.09. Failure to Act. Except for action expressly required of the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.05 against any and all liability and expense which may be incurred by the Administrative Agent by reason of taking, continuing to take, or failing to take any such action.

SECTION 7.10. Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Administrative Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's notice of resignation or the Required Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent. Any successor Administrative Agent shall be a bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder.

                                 ARTICLE VIII.

                      CHANGE IN CIRCUMSTANCES; COMPENSATION

SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

(a) the Administrative Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

(b) the Required Banks advise the Administrative Agent that the London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans shall be suspended. Unless the Borrower notifies the Administrative Agent at least 2 Domestic Business Days before the date of any Borrowing of Euro-Dollar Loans for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

SECTION 8.02. Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such authority, bank or agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan of such Bank, together with accrued interest thereon and any amount due such Bank pursuant to
Section 8.05(a). Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

SECTION 8.03.     Increased Cost and Reduced Return.

(a) If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

(i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Euro-Dollar Loans, its Note or its obligation to make Euro-Dollar Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Euro-Dollar Loans or any other amounts due under this Agreement in respect of its Euro-Dollar Loans or its obligation to make Euro-Dollar Loans (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

(ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

(iii) shall impose on any Bank (or its Lending Office) or on the United States market for London interbank market any other condition affecting its Euro-Dollar Loans, its Note or its obligation to make Euro-Dollar Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction; provided that the Borrower shall not be required to compensate a Bank pursuant to this paragraph for any amounts incurred more than 3 months prior to the date such Bank notifies the Borrower of such Bank's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such 3 month period shall be extended to include the period of such retroactive effect.

(b) If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction; provided that the Borrower shall not be required to compensate a Bank pursuant to this paragraph for any amounts incurred more than 3 months prior to the date such Bank notifies the Borrower of such Bank's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such 3 month period shall be extended to include the period of such retroactive effect.

(c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

(d) The provisions of this Section 8.03 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

SECTION 8.04. Base Rate Loans Substituted for Euro-Dollar Loans. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under
Section 8.03, and the Borrower shall, by at least 5 Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply, all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans.

In the event that the Borrower shall elect that the provisions of this Section shall apply to any Bank, the Borrower shall remain liable for, and shall pay to such Bank as provided herein, all amounts due such Bank under Section 8.03 in respect of the period preceding the date of conversion of such Bank's Loans resulting from the Borrower's election.

SECTION 8.05. Compensation. Upon the request of any Bank, delivered to the Borrower and the Administrative Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

(a) any payment or prepayment (pursuant to Section 2.08, Section 2.09, Section
8.02 or otherwise) of a Euro-Dollar Loan or a Money Market Loan on a date other than the last day of an Interest Period for such Euro-Dollar Loan or Money Market Loan;

(b) any failure by the Borrower to prepay a Euro-Dollar Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder;

(c) any failure by the Borrower to borrow a Euro-Dollar Loan or a Money Market Loan on the date for the Euro-Dollar Borrowing of which such Euro-Dollar Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to
Section 2.02; or

(d) any failure by the Borrower to borrow a Money Market Loan (with respect to which the Borrower has accepted a Money Market Quote) on the date for the Money Market Borrowing of which such Money Market Loan is a part specified in the applicable Money Market Quote Request delivered pursuant to Section 2.03;

such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Loan provided for herein over
(y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market.

                                  ARTICLE IX.

                                  MISCELLANEOUS

SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopy number specified in this Section and the telecopy machine used by the sender provides a written confirmation that such telecopy has been so transmitted or receipt of such telecopy transmission is otherwise confirmed, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, and (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II or Article VIII shall not be effective until received.

SECTION 9.02. No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.



SECTION 9.03.     Expenses; Documentary Taxes; Indemnification.

(a) The Borrower shall pay (i) all out-of-pocket expenses of the Administrative Agent, including fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default hereunder or thereunder and (ii) if a Default occurs, all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Bank, including fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents.

(b) The Borrower shall indemnify the Administrative Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

(c) The Borrower shall indemnify the Administrative Agent, the Banks and each Affiliate thereof and their respective directors, officers, employees and Administrative Agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by the Borrower of this Agreement or any other Loan Document or from investigation, litigation (including, without limitation, any actions taken by the Administrative Agent or any of the Banks to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Administrative Agent and each Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or misconduct of the Person to be indemnified.


SECTION 9.04.     Setoffs; Sharing of Set-Offs.

(a) The Borrower hereby grants to each Bank, as security for the full and punctual payment and performance of the obligations of the Borrower under this Agreement, a continuing lien on and security interest in all deposits and other sums credited by or due from such Bank to the Borrower or subject to withdrawal by the Borrower; and regardless of the adequacy of any collateral or other means of obtaining repayment of such obligations, each Bank may at any time upon or after the occurrence of any Event of Default, and without notice to the Borrower, set off the whole or any portion or portions of any or all such deposits and other sums against such obligations, whether or not any other Person or Persons could also withdraw money therefrom.

(b) Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Syndicated Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Syndicated Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Syndicated Note held by the other Banks owing to such other Banks, and/or such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Syndicated Note held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that (i) nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness (including, without limitation, Money Market Loans) of the Borrower other than its indebtedness under the Syndicated Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Syndicated Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

SECTION 9.05.     Amendments and Waivers.

(a) Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall, unless signed by all the Banks,
(i) change the Commitment of any Bank or subject any Bank to any additional obligation, (ii) change the principal of or reduce the rate of interest on any Loan or reduce any fees hereunder, (iii) change the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) change the amount of principal or reduce the amount of interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the Notes,
(vii) release or substitute all or any substantial part of the collateral (if any) held as security for the Loans, or (viii) release any guaranty given to support payment of the Loans.

(b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Bank shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all Banks approving such waiver or amendment.

SECTION 9.06. Margin Stock Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any margin stock (as defined in Section 4.14) as collateral in the extension or maintenance of the credit provided for in this Agreement.

SECTION 9.07.     Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

(b) Any Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to
(i) the change of any date fixed for the payment of principal of or interest on the related Loan or Loans, (ii) the change of the amount of any principal, or the reduction in the amount of interest or fees due on any date fixed for the payment thereof with respect to the related Loan or Loans, (iii) the change of the principal of the related Loan or Loans, or (iv) any reduction in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) commitment fee is payable hereunder from the rate at which the Participant is entitled to receive interest or commitment fee (as the case may be) in respect of such participation. Each Bank selling a participating interest in any Loan, Note, Commitment or other interest under this Agreement shall, within 10 Domestic Business Days of such sale, provide the Borrower and the Administrative Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Article VIII with respect to its participation in Loans outstanding from time to time.

(c) Any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance in the form attached hereto as Exhibit F, executed by such Assignee, such transferor Bank and the Administrative Agent (and, in the case of: (i) an Assignee that is not then a Bank or an Affiliate of a Bank; and (ii) an assignment not made during the existence of a Default, by the Borrower); provided that (i) no interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitment; (ii) the amount of the Commitment of the assigning Bank being assigned pursuant to such assignment (determined as of the effective date of the assignment) shall be equal to $5,000,000 (or any larger multiple of $5,000,000); (iii) no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank or an Affiliate of a Bank without the consent of the Borrower, which consent shall not be unreasonably withheld, provided that the Borrower's consent shall not be necessary with respect to any assignment made during the existence of a Default; and (iv) no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank or an Affiliate of a Bank, without the consent of the Administrative Agent, which consent shall not be unreasonably withheld, provided, that although the Administrative Agent's consent may not be necessary with respect to an Assignee that is then a Bank or an Affiliate of a Bank, no such assignment shall be effective until the conditions set forth in the following sentence are satisfied. Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Administrative Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Administrative Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment by the assigning Bank of a processing and recordation fee of $3,500 to the Administrative Agent (unless the Assignee is a Bank, or an Affiliate of a Bank, party to this Agreement prior to giving effect to such assignment, in which case the fee shall be $1,000), such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Administrative Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to each of such Assignee and such transferor Bank.

(d) Subject to the provisions of Section 9.08, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial and other information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

(e) No Transferee shall be entitled to receive any greater payment under Section
8.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

(f) Anything in this Section 9.07 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

SECTION 9.08. Confidentiality. Each Bank agrees to exercise its best efforts to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, however, that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Administrative Agent, any Bank or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.08.

SECTION 9.09. Representation by Banks. Each Bank hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided, however, that, subject to Section 9.07, the disposition of the Note or Notes held by that Bank shall at all times be within its exclusive control.

SECTION 9.10. Obligations Several. The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

SECTION 9.11. Survival of Certain Obligations. Sections 8.03(a), 8.03(b), 8.05 and 9.03, and the obligations of the Borrower thereunder, shall survive, and shall continue to be enforceable notwithstanding, the termination of this Agreement and the Commitments and the payment in full of the principal of and interest on all Loans.

SECTION 9.12. Georgia Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of Georgia.

SECTION 9.13. Severability. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

SECTION 9.14. Interest. In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made to any Bank by the Borrower or inadvertently received by any Bank, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify such Bank in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law.

SECTION 9.15. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

SECTION 9.16. Consent to Jurisdiction. The Borrower (a) submits to personal jurisdiction in the State of Georgia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, (b) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Georgia for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (c) agrees that service of process may be made upon it in the manner prescribed in Section 9.01 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Administrative Agent from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

SECTION 9.17. Designation. (a) Notwithstanding anything to the contrary contained herein, any Bank (a "Designating Bank") may grant to one or more special purpose funding vehicles (each, an "SPV"), identified as such in writing from time to time by the Designating Bank to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Money Market Loan that such Designating Bank would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Money Market Loan, (ii) if any SPV elects not to exercise such option or otherwise fails to provide all or any part of such Money Market Loan, the Designating Bank shall be obligated to make such Money Market Loan pursuant to the terms hereof, and (iii) the Designating Bank shall remain liable for any indemnity or other payment obligation with respect to its Commitment hereunder.

         (b) As to any Money Market Loans or portion thereof made by it, each SPV shall have all the rights that a Bank making such Money Market Loans or portion thereof would have had under this Agreement; provided, however, that each SPV shall have granted to its Designating Bank an irrevocable power of attorney, to deliver and receive all communications and notices under this Agreement (and any other Loan Documents) and to exercise on such SPV's behalf, all of such SPV's voting rights under this Agreement. No additional Money Market Note shall be required to evidence the Money Market Loans or portion thereof made by an SPV; and the related Designating Bank shall be deemed to hold its Money Market Note as agent for such SPV to the extent of the Money Market Loans or portion thereof funded by such SPV. In addition, any payments for the account of any SPV shall be paid to its Designating Bank as agent for such SPV.

         (c) Each party hereto hereby agrees that no SPV shall be liable for any indemnity or payment under this Agreement for which a Bank would otherwise be liable. In furtherance of the foregoing, each party hereto hereby agrees (which agreements shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.

         (d) In addition, notwithstanding anything to the contrary contained in this Section 9.17 or otherwise in this Agreement, any SPV may (i) at any time and without paying any processing fee therefor, assign or participate all or a portion of its interest in any Money Market Loans to the Designating Bank or to any financial institutions providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Money Market Loans and (ii) disclose on a confidential basis any non-public information relating to its Money Market Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPV. This Section 9.17 may not be amended without the written consent of any Designating Bank affected thereby.

SECTION 9.18. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.



                      [SIGNATURES APPEAR ON FOLLOWING PAGE]






         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.



                                LA-Z-BOY INCORPORATED


                                By:  _______________________________(SEAL)
                                     Title: ______________________________



                                1284 North Telegraph Road
                                Monroe, Michigan 48162
                                Attention:  Gene Hardy
                                Telecopy number:  (734) 457-2005
                                Telephone number:  (734) 241-4306





COMMITMENTS                     WACHOVIA BANK, N.A., as Administrative
                                Agent and as a Bank
$42,500,000
                                By:  _______________________________(SEAL)
                                     Title: ______________________________

                                Lending Office
                                Wachovia Bank, N.A.
                                Syndication Services
                                191 Peachtree Street, N.E., 27th Floor
                                Mail Code:  GA-0382
                                Atlanta, Georgia  30303-1757
                                Attention:  Lynn Smith, Supervisor,
                                Syndicated Loan Services
                                Telecopy number:  (404) 332-5144
                                Telephone number:  (404) 332-6971

                                With a copy to:

                                Wachovia Bank, N.A.
                                191 Peachtree Street, N.E.
                                Mail Code:  GA-0370
                                Atlanta, Georgia 30303-1757
                                Attention:  Kathryn Proctor
                                Telecopy number:  (404) 332-6898
                                Telephone number: (404) 332-4036



COMMITMENT                      COMERICA BANK, as Syndication Agent and
                                as a Bank
$37,250,000
                                By:_______________________________(SEAL)
                                Name: __________________________________
                                Title: _________________________________

                                Lending Office
                                One Detroit Center
                                500 Woodward Avenue
                                Detroit, Michigan 48226-3268
                                Attention:  Anthony Davis
                                Assistant Vice President, U.S.
                                Banking-Midwest I
                                Telecopy number:    (313) 222-9514
                                Telephone number:  (313) 222-9452



COMMITMENT                      SUNTRUST BANK, as Documentation Agent
                                and as a Bank
$37,250,000
                                By: ______________________________(SEAL)
                                Name:___________________________________
                                Title:__________________________________

                                Lending Office
                                303 Peachtree Street, 3rd Floor
                                MC-1928
                                Atlanta Georgia 30308
                                (or)
                                P.O. Box 4418, MC-1928
                                Atlanta, Georgia 30302-4418
                                Attention:  William Humphries
                                Director
                                Telecopy number:    (404) 588-8505
                                Telephone number:  (404) 724-3931


COMMITMENT                      BANK ONE, MICHIGAN
$28,500,000
                                By: ______________________________(SEAL)
                                Name: __________________________________
                                Title: _________________________________

                                Lending Office
                                611 Woodward Avenue
                                Mail Suite  MI-874
                                Detroit, Michigan 48226
                                Attention:  Bill Goodhue
                                Managing Director
                                Telecopy number:    (313) 226-0588
                                Telephone number:  (313) 225-2227





COMMITMENT                      BRANCH BANKING & TRUST COMPANY
$28,500,000
                                By: ______________________________(SEAL)
                                Name: John Bondurant
                                Title:  Senior Vice President

                                Lending Office
                                201 West Market Street
                                Greensboro, North Carolina 27401
                                (or)
                                P.O. Box 26122
                                Greensboro, North Carolina 27402
                                Attention: John Bondurant
                                Senior Vice President
                                Telecopy number:    (336) 433-4099
                                Telephone number:  (336) 433-4075




COMMITMENT                      KEYBANK NATIONAL ASSOCIATION
$28,500,000
                                By: ______________________________(SEAL)
                                Name: __________________________________
                                Title: _________________________________

                                Lending Office
                                127 Public Square
                                Mail Code: OH-01-27-0606
                                Cleveland, Ohio 44114
                                Attention:  Mark LoSchiavo
                                Telecopy number:    (216) 689-4981
                                Telephone number:  (216) 689-0598




COMMITMENT                      BANK OF TOKYO-MITSUBISHI, LTD.,
                                CHICAGO BRANCH
$28,500,000
                                By: ______________________________(SEAL)
                                Name: __________________________________
                                Title: _________________________________

                                Lending Office
                                227 West Monroe Street
                                Suite 2300
                                Chicago, Illinois 60606
                                Attention:  Erich Friess
                                Vice President
                                Telecopy number:    (312) 696-4535
                                Telephone number:  (312) 696-4654




COMMITMENT                      FIFTH THIRD BANK, NORTHWESTERN
                                OHIO, N.A.
$17,250,000
                                By: ______________________________(SEAL)
                                Name: __________________________________
                                Title: _________________________________

                                Lending Office
                                606 Madison Avenue
                                Toledo, Ohio 43604
                                Attention:  Bill Behe
                                Senior Vice President
                                Telecopy number:    (419) 259-7134
                                Telephone number:  (419) 259-7135




COMMITMENT                      FIRST UNION  NATIONAL BANK
$17,250,000
                                By: ______________________________(SEAL)
                                Name: __________________________________
                                Title: _________________________________

                                Lending Office
                                201 South College Street
                                CP-6
                                Charlotte, North Carolina 28288-0760
                                Attention:  David Silander
                                Vice President
                                Telecopy number:    (704) 383-5124
                                Telephone number:  (704) 374-4793



COMMITMENT                      NATIONAL CITY BANK
$17,250,000
                                By: ______________________________(SEAL)
                                Name: __________________________________
                                Title: _________________________________

                                Lending Office
                                1001 South Worth
                                Birmingham, Michigan 48009-6943
                                Attention:  Michael Hinz
                                Assistant Vice President
                                Telecopy number:    (248) 901-2033
                                Telephone number:  (248) 901-2139





COMMITMENT                      THE FUJI BANK, LIMITED
$17,250,000
                                By: ______________________________(SEAL)
                                Name: Peter L. Chinnici
                                Title:  Senior Vice President & Group Head

                                Lending Office
                                The Fuji Bank, Limited
                                New York Branch
                                2 World Tade Center
                                79th Floor
                                New York, New York 10048
                                Attention:  Loans Administration Dept.
                                Telecopy number:    (212) 775-1460
                                Telephone number:  (212) 898-2088

                                With a copy to:

                                225 West Wacker Drive
                                Suite 2000
                                Chicago, Illinois 60606
                                Attention:  Rick Dunning
                                Senior Vice President
                                Telecopy number:    (312) 621-3386
                                Telephone number:  (312) 621-9485




TOTAL COMMITMENTS:

$300,000,000